UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 26, 2008

BROADWIND ENERGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-31313	88-0409160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47 East Chicago Avenue, Suite 332, Naperville, Illinois 60540

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (630) 637-0315

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on a Current Report on Form 8-K filed on April 1, 2008 (the “Original 8-K”), on March 26, 2008, the Board of Directors of Broadwind Energy, Inc. (the “Company”) promoted Lars Moller to Executive Vice President and Chief Operating Officer, effective March 26, 2008, and Matthew J. Gadow to Executive Vice President and Chief Financial Officer, effective May 1, 2008 (Messrs. Moller and Gadow are sometimes referred to as “the executive” herein).  The Company had previously entered into employment agreements with Messrs. Moller and Gadow in October 2007 (the “Original Employment Agreements”).

Also as previously reported on the Original 8-K, the Company subsequently orally agreed to (i) amend Mr. Moller’s employment agreement to formalize his promotion to Executive Vice President and Chief Operating Officer and to provide for an increase to his base salary and (ii) amend Mr. Gadow’s employment agreement to formalize his promotion to Executive Vice President and Chief Financial Officer and to provide for an increase to his base salary (collectively, the “Oral Employment Agreements”).

On November 12, 2008, the Company entered into Amended and Restated Employment Agreements (the “Amended and Restated Employment Agreements”) with Messrs. Moller, age 41, and Gadow, age 37, copies of which are attached hereto as Exhibits 10.1 and 10.2 and incorporated by reference.

The Amended and Restated Employment Agreements (i) reflect the terms of the Oral Employment Agreements; (ii) provide for a three-year term with automatic renewal for successive one-year periods; (iii) set forth the terms of the bonus awards for which Messrs. Moller and Gadow are eligible; (iv) amend and restate certain non-compete and non-disparagement provisions in the Original Employment Agreements and (v) provide that, upon termination of the executive’s employment by the Company without Cause or by the executive for Good Reason (each as defined in the Amended and Restated Employment Agreements), the Company shall pay to the executive (a) unpaid base salary, bonus and benefits accrued up to the effective date of termination; (b) a lump sum severance payment of 18 months’ base salary; and (c) health insurance premiums for up to 18 months.

The Amended and Restated Employment Agreements also provide that, upon a Change of Control (as defined in the Amended and Restated Employment Agreements) and subsequent termination of the executive’s employment by the Company without Cause or by the executive for Good Reason (each as defined in the Amended and Restated Employment Agreements), the Company shall pay to the executive (i) unpaid base salary, bonus and benefits accrued up to the effective date of termination; (ii) a lump sum severance payment of 36 months’ base salary (in the case of Mr. Moller’s employment agreement) and 24 months’ base salary (in the case of Mr. Gadow’s employment agreement); and (iii) health insurance premiums for up to 18 months.

In addition, upon a Change of Control, (i) all unvested awards held by the executive under the Company’s 2007 Equity Incentive Plan shall become fully vested and, if applicable, immediately exercisable; (ii) each such award, and each already vested award, which is a stock option shall continue to be exercisable for the remainder of its term; and (iii) with respect to any award under the Company’s 2007 Equity Incentive Plan that is subject to the attainment of performance objectives or specified performance criteria, such performance objectives and criteria shall be deemed satisfied at the target level and any performance period shall be deemed to end as of the date of the Change of Control.

Item 9.01.                                          Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amended and Restated Employment Agreement dated November 12, 2008 between the Company and Lars Moller

10.2	Amended and Restated Employment Agreement dated November 12, 2008 between the Company and Matthew Gadow

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWIND ENERGY, INC.

November 18, 2008	By:	/s/ Matthew J. Gadow
Matthew J. Gadow
Chief Financial Officer

EXHIBIT INDEX

10.1	Amended and Restated Employment Agreement dated November 12, 2008 between the Company and Lars Moller

10.2	Amended and Restated Employment Agreement dated November 12, 2008 between the Company and Matthew Gadow